Exhibit 99.1

Candel Therapeutics Announces Closing of Initial Public Offering,

Including the Partial Exercise of Underwriters’ Option

August 17, 2021

NEEDHAM, Mass., August 17, 2021 (GLOBE NEWSWIRE)– Candel Therapeutics, Inc. (“Candel”), a late clinical stage biopharmaceutical company developing novel oncolytic viral immunotherapies, today announced the closing of the issuance of an additional 887,994 shares of its common stock at a public offering price of $8.00 per share. The shares were issued pursuant to a partial exercise of the underwriters’ option to purchase additional shares of common stock in connection with Candel’s previously announced initial public offering of 9,000,000 shares of its common stock. The gross proceeds from the exercise of the option to purchase additional shares were approximately $7.1 million, bringing the aggregate gross proceeds to Candel from its initial public offering to approximately $79.1 million, before deducting underwriting discounts and commissions and other offering expenses.

Jefferies, Credit Suisse, BMO Capital Markets and UBS Investment Bank acted as joint book-running managers for the offering.

The registration statement relating to these securities has been filed with the Securities and Exchange Commission (“SEC”) and became effective on July 26, 2021. The offering was made only by means of a prospectus. Copies of the final prospectus relating to this offering may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 821-7388, or by email at prospectus_department@Jefferies.com; Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, NC 27560, by telephone at (800) 221-1037, or by email at usa.prospectus@credit-suisse.com; BMO Capital Markets Corp., 3 Times Square, New York, NY 10036, Attention: Equity Syndicate Department, by telephone at (800) 414-3627 or by email to bmoprospectus@bmo.com; or UBS Securities LLC, Attn: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, by telephone at 888-827-7275 or by e-mail at ol-prospectus-request@ubs.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Candel Therapeutics

Candel is a late clinical stage biopharmaceutical company focused on helping patients fight cancer with oncolytic viral immunotherapies. Candel’s engineered viruses are designed to induce immunogenic cell death through direct viral-mediated cytotoxicity in cancer cells, thus releasing tumor neo-antigens and creating a pro-inflammatory microenvironment at the site of injection. Candel has established two oncolytic viral immunotherapy platforms based on novel, genetically modified adenovirus and herpes simplex virus (HSV) constructs. CAN-2409 is the lead product candidate from the adenovirus platform, and CAN-3110 is the lead product candidate from the HSV platform.

For more information about Candel, visit www.candeltx.com.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements.” Any statements that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are based on Candel’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties risks inherent in biopharmaceutical product development and clinical trials. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” set forth in Candel’s filings with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Candel undertakes no duty to update such information except as required under applicable law.

Media Contact

Heidi Chokeir, Ph.D.

Managing Director

Canale Communications

heidi.chokeir@canalecomm.com

619-203-5391